Exhibit 99.01

Contacts:	Investors	Media
	Bob Lawson	Holly Perez
	Intuit Inc.	Intuit Inc.
	650-944-6165	650-944-6482
	robert_lawson@intuit.com	holly_perez@intuit.com
Intuit Announces Record Third-Quarter Revenue;
Raises Full-Year Revenue and Earnings Guidance
Third-Quarter Revenue Totals $1.15 Billion,
up 21 Percent Over Prior Year
MOUNTAIN VIEW, Calif. — May 17, 2007 — Intuit Inc. (Nasdaq: INTU) today announced its third-quarter 2007 revenue increased 21 percent over the year-ago quarter to $1.15 billion. This marks the first time Intuit revenue has exceeded $1 billion in a quarter.
     Growth was driven by a strong tax season, excellent performance in QuickBooks and the acquisition of Digital Insight to create a Financial Institutions segment. Revenue for the first nine months of the fiscal year grew 14 percent.
     “We had great results from all of our businesses this quarter,” said Steve Bennett, Intuit’s president and chief executive officer. “Our two biggest growth engines, Tax and Small Business, continue to perform very well and our newest growth engine, Financial Institutions, is also making a significant contribution. We’re on track for another year of double-digit revenue and earnings growth.”
Third-Quarter 2007 Financial Highlights
     Intuit posted GAAP (Generally Accepted Accounting Principles) net income of $367 million in the quarter compared to $299 million in the third quarter of 2006. This represents diluted net income per share of $1.04 compared to diluted net income per share of $0.84 in the year-ago quarter. Intuit posted non-GAAP net income of $399 million, or $1.13 per share versus $318 million, or $0.89 per share in the third quarter of 2006.

Intuit Third Quarter 2007 Earnings

Third-Quarter 2007 Business Segment Results
•	Consumer Tax revenue was $567 million, up 14 percent over the year-ago quarter. Consumer Tax revenue is up 15 percent year-to-date.

•	Professional Tax revenue was $138 million, up 32 percent over the year-ago quarter. Professional Tax revenue is up 6 percent year-to-date.

•	QuickBooks revenue was $155 million, up 22 percent over the year-ago quarter. QuickBooks revenue is up 10 percent year-to-date.

•	Payroll and Payments revenue was $125 million, up 7 percent over the year-ago quarter. Excluding the impact of the outsourced payroll customers transitioning to ADP, revenue growth would have been 13 percent in the third quarter. Payroll and Payments revenue is up 14 percent year-to-date.

•	Financial Institutions revenue was $65 million and includes the results of Digital Insight, which was acquired on Feb. 6.

•	Other Businesses revenue of $104 million was up 6 percent over the year-ago quarter.
Forward-looking Guidance
     Intuit updated its revenue, GAAP diluted earnings per share, and non-GAAP diluted earnings per share guidance for fiscal 2007, which ends on July 31. The company now expects:
•	Revenue — Former guidance: $2.625 billion to $2.675 billion, representing annual growth of 12 percent to 14 percent. New guidance: $2.685 billion to $2.7 billion, representing annual growth of approximately 15 percent.

•	GAAP diluted earnings per share — Former guidance: $1.10 to $1.14. New guidance: $1.15 to $1.17.

•	Non-GAAP diluted earnings per share — Former guidance: $1.33 to $1.37. New guidance: $1.38 to $1.40. The new guidance represents annual EPS growth of 14 percent to 16 percent.

Intuit Third Quarter 2007 Earnings

     The company’s guidance for the fourth quarter of 2007 is unchanged. Additional details are available on Intuit’s Web site at http://web.intuit.com/about_intuit/investors/earnings/2007/.
Company Announces New Stock Repurchase Program
     Intuit also announced today a new stock repurchase program for up to $800 million over the next three years. Intuit used all remaining funds in its last $500 million repurchase program, authorized in May 2006, during its third-quarter 2007, which ended on April 30. Since authorizing its first stock repurchase program in May 2001, Intuit has spent approximately $3.7 billion to repurchase approximately 159 million shares of its stock.
Webcast and Conference Call Information
     A live audio webcast of Intuit’s third-quarter 2007 conference call is available at http://web.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. PDT. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has also posted this press release, including the attached tables and non-GAAP to GAAP reconciliations on its Web site and will post the conference call script shortly after the conference call concludes. These documents may be found at http://web.intuit.com/about_intuit/investors/earnings/2007/.
     The conference call number is 866-802-4328 in the United States or 703-639-1322 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code for this call is 1077233.

Intuit, the Intuit logo, and QuickBooks, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table B and Table E which follow it. A copy of the press release filed by Intuit on May 17, 2007 can be found on the investor relations page of Intuit’s Web site.

Intuit Third Quarter 2007 Earnings

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of Intuit’s expected financial results; its prospects for the business in fiscal 2007 and beyond; expectations of double-digit revenue and earnings growth; and all of the statements under the heading “Forward-Looking Guidance.”
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities regulating the filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives, and current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; any failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability; any significant product quality problems or delays in our products could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; any failure to properly use and protect personal customer information could harm our revenue, earnings and reputation; our acquisition activities may be disruptive to Intuit and may not result in expected benefits; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operations; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to ship and deliver products and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2006 and in our other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of May 17, 2007, and we do not undertake any duty to update any forward-looking statement or other information in these remarks.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2007	2006	2007	2006
Net revenue:
Product	$489,620	$420,201	$1,251,579	$1,159,734
Service and other	664,777	532,402	1,028,196	839,644

Total net revenue	1,154,397	952,603	2,279,775	1,999,378

Costs and expenses:
Cost of revenue:
Cost of product revenue	43,729	43,667	149,325	147,837
Cost of service and other revenue	95,095	64,264	233,760	186,905
Amortization of purchased intangible assets	13,817	2,289	18,708	8,001
Selling and marketing	216,514	187,654	593,052	531,987
Research and development	119,132	97,335	354,820	294,699
General and administrative	77,685	74,009	223,679	202,901
Acquisition-related charges	9,660	3,278	14,836	10,590

Total costs and expenses	575,632	472,496	1,588,180	1,382,920

Operating income from continuing operations	578,765	480,107	691,595	616,458
Interest expense	(12,823)	—	(12,823)	—
Interest and other income	10,967	9,070	32,303	20,940
Gains on marketable equity securities and other investments, net	347	79	1,568	7,373

Income from continuing operations before income taxes	577,256	489,256	712,643	644,771
Income tax provision [A]	208,634	190,229	257,039	247,864
Minority interest	271	379	821	623

Net income from continuing operations	368,351	298,648	454,783	396,284
Net income (loss) from discontinued operations [B]	(1,140)	—	(1,140)	39,533

Net income	$367,211	$298,648	$453,643	$435,817

Basic net income per share from continuing operations	$1.08	$0.87	$1.32	$1.14
Basic net income (loss) per share from discontinued operations	—	—	—	0.11

Basic net income per share [C]	$1.08	$0.87	$1.32	$1.25

Shares used in basic per share amounts [C]	339,495	343,670	344,351	349,656

Diluted net income per share from continuing operations	$1.04	$0.84	$1.27	$1.09
Diluted net income (loss) per share from discontinued operations	—	—	—	0.11

Diluted net income per share [C]	$1.04	$0.84	$1.27	$1.20

Shares used in diluted per share amounts [C]	351,686	355,918	357,767	362,226

Total share-based compensation expense in continuing operations:
Cost of product revenue	$135	$211	$615	$744
Cost of service and other revenue	1,105	456	2,366	1,589
Selling and marketing	7,002	5,572	18,499	17,129
Research and development	5,623	4,609	16,485	14,903
General and administrative	6,720	6,343	20,791	20,999

Total	$20,585	$17,191	$58,756	$55,364

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A
[A]	Our effective tax rate for the three and nine months ended April 30, 2007 was approximately 36% and differed from the federal statutory rate of 35% primarily due to state income taxes, which were partially offset by the benefit we received from federal and state research and experimental credits and tax exempt interest income. In addition, we benefited from the retroactive extension of the federal research and experimental credit in the nine months ended April 30, 2007. Our effective tax rates for the three and nine months ended April 30, 2006 were approximately 39% and 38% and differed from the federal statutory rate of 35% primarily due to state income taxes, which were partially offset by the benefit we received from federal and state research and experimental credits and tax exempt interest income.

[B]	In December 2005 we sold our Intuit Information Technology Solutions (ITS) business for approximately $200 million in cash. In accordance with the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we accounted for the sale of ITS as discontinued operations. Consequently, we have segregated the operating results and cash flows of ITS from continuing operations in our financial statements for all periods prior to the sale. Revenue for ITS was $20.2 million and income before income taxes was $9.1 million for the nine months ended April 30, 2006. We recorded a net gain on the disposal of ITS of $34.3 million in the nine months ended April 30, 2006. We recorded a net loss of $1.1 million for certain contingent liabilities that became payable to the purchaser of ITS during the three months ended April 30, 2007.

[C]	Our Board of Directors authorized a two-for-one stock split which was effected in the form of a 100% stock dividend on July 6, 2006. All share and per share figures in these tables retroactively reflect this stock split.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated May 17, 2007 contains non-GAAP financial measures. Tables B and E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss) and related operating margin as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related costs, or the other excluded items that may impact their business units’ operating income (loss) and, accordingly, we exclude these amounts from our measures of segment performance. We also exclude these amounts from our budget and planning process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options, restricted stock, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. Segment managers are not held accountable for share-based compensation expenses impacting their business units’ operating income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of segment performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists, covenants not to compete and trade names. Acquisition activities are managed on a corporate-wide basis and segment managers are not held accountable for the acquisition-related costs impacting their business units’ operating income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude these items from our non-GAAP financial measures for these reasons, the other reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on disposals of businesses and assets. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Income tax effects of excluded items. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.
The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
(A)	Operating income (loss) and related operating margin as a percentage of revenue. We exclude share-based compensation expenses, amortization of purchased intangible assets and acquisition-related charges from our GAAP operating income (loss) from continuing operations and related operating margin in arriving at our non-GAAP operating income (loss) and related operating margin primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these expenses from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income (loss) and operating margin because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.
(B)	Net income (loss) and net income (loss) per share (or earnings per share). We exclude share-based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, net gains on marketable equity securities and other investments, gains and losses on disposals of businesses, certain tax items as described above, and amounts related to discontinued operations from our GAAP net income (loss) and net income (loss) per share in arriving at our non-GAAP net income (loss) and net income (loss) per share. We exclude all of these items from our non-GAAP net income (loss) and net income (loss) per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these items from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income (loss) and net income (loss) per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude gains on marketable equity securities and other investments, net from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operating results. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income (loss) and net income (loss) per share were as follows: 35% for the first and second quarters of fiscal 2006; 38% for the third quarter of fiscal 2006; 37% for the first nine months of fiscal 2006; 37% for the fourth quarter of fiscal 2006 and full fiscal 2006; 37% for the first quarter of fiscal 2007; 36% for the second and third quarters of fiscal 2007, the first nine months of fiscal 2007, and for fiscal 2007 guidance. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2007	2006	2007	2006
GAAP operating income from continuing operations	$578,765	$480,107	$691,595	$616,458
Amortization of purchased intangible assets	13,817	2,289	18,708	8,001
Acquisition-related charges	9,660	3,278	14,836	10,590
Share-based compensation expense	20,585	17,191	58,756	55,364

Non-GAAP operating income	$622,827	$502,865	$783,895	$690,413

GAAP net income	$367,211	$298,648	$453,643	$435,817
Amortization of purchased intangible assets	13,817	2,289	18,708	8,001
Acquisition-related charges	9,660	3,278	14,836	10,590
Share-based compensation expense	20,585	17,191	58,756	55,364
Net gains on marketable equity securities and other investments	(347)	(79)	(1,568)	(7,373)
Pre-tax gain on sale of outsourced payroll assets	(406)	—	(406)	—
Income tax effect of non-GAAP adjustments	(15,699)	(8,573)	(32,794)	(24,360)
Exclusion of discrete tax items	3,121	5,543	4,779	9,254
Discontinued operations	1,140	—	1,140	(39,533)

Non-GAAP net income	$399,082	$318,297	$517,094	$447,760

GAAP diluted net income per share	$1.04	$0.84	$1.27	$1.20
Amortization of purchased intangible assets	0.04	0.01	0.05	0.02
Acquisition-related charges	0.03	0.01	0.04	0.03
Share-based compensation expense	0.06	0.05	0.17	0.16
Net gains on marketable equity securities and other investments	—	—	—	(0.02)
Pre-tax gain on sale of outsourced payroll assets	—	—	—	—
Income tax effect of non-GAAP adjustments	(0.05)	(0.03)	(0.09)	(0.07)
Exclusion of discrete tax items	0.01	0.01	0.01	0.03
Discontinued operations	—	—	—	(0.11)

Non-GAAP diluted net income per share	$1.13	$0.89	$1.45	$1.24

Shares used in diluted per share amounts	351,686	355,918	357,767	362,226

See “About Non-GAAP Financial Measures” immediately preceding this Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure. All share and per share figures in this Table B retroactively reflect our July 2006 two-for-one common stock split.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30,	July 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$264,573	$179,601
Investments	1,100,529	1,017,599
Accounts receivable, net	190,776	97,797
Income taxes receivable	471	64,178
Deferred income taxes	58,877	47,199
Prepaid expenses and other current assets	58,895	53,357

Current assets before funds held for payroll customers	1,674,121	1,459,731
Funds held for payroll customers	259,086	357,299

Total current assets	1,933,207	1,817,030

Property and equipment, net	254,128	194,434
Goodwill, net	1,569,009	504,991
Purchased intangible assets, net	326,496	59,521
Long-term deferred income taxes	63,614	144,697
Loans to executive officers and other employees	8,865	8,865
Other assets	58,037	40,489

Total assets	$4,213,356	$2,770,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,343	$70,808
Accrued compensation and related liabilities	153,231	171,903
Deferred revenue	244,356	293,113
Income taxes payable	191,559	33,560
Other current liabilities	252,034	89,291

Current liabilities before payroll customer fund deposits	970,523	658,675
Payroll customer fund deposits	259,086	357,299

Total current liabilities	1,229,609	1,015,974

Long-term debt	997,777	—
Other long-term obligations	41,681	15,399

Total liabilities	2,269,067	1,031,373

Minority interest	967	568
Stockholders’ equity	1,943,322	1,738,086

Total liabilities and stockholders’ equity	$4,213,356	$2,770,027

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,	April 30,	April 30,	April 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$367,211	$298,648	$453,643	$435,817
Net (income) loss from discontinued operations	1,140	—	1,140	(39,533)

Net income from continuing operations	368,351	298,648	454,783	396,284
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation	25,230	23,117	68,566	68,878
Acquisition-related charges	9,660	3,278	14,836	10,590
Amortization of purchased intangible assets	13,817	2,289	18,708	8,001
Amortization of purchased intangible assets to cost of service and other revenue	1,449	2,526	6,754	6,816
Share-based compensation	20,585	17,191	58,756	55,364
Amortization of premiums and discounts on available-for-sale debt securities	939	720	2,900	2,786
Net gains on marketable equity securities and other investments	(347)	(79)	(1,568)	(7,373)
Deferred income taxes	(2,376)	(33,670)	(11,775)	(35,278)
Tax benefit from share-based compensation plans	2,679	17,033	32,109	46,109
Excess tax benefit from share-based compensation plans	(1,511)	(9,564)	(18,231)	(22,949)
Pre-tax gain on sale of outsourced payroll assets	(406)	—	(406)	—
Other	425	218	1,168	919

Subtotal	438,495	321,707	626,600	530,147

Changes in operating assets and liabilities:
Accounts receivable	155,895	174,665	(56,989)	(58,186)
Prepaid expenses, taxes and other current assets	35,956	2,802	44,683	35,172
Accounts payable	(23,509)	(33,146)	25,461	26,456
Accrued compensation and related liabilities	(6,310)	14,485	(40,036)	(5,997)
Deferred revenue	(56,159)	(36,607)	(53,886)	(59,669)
Income taxes payable	155,045	209,478	157,747	201,050
Other liabilities	14,257	5,643	116,521	62,645

Total changes in operating assets and liabilities	275,175	337,320	193,501	201,471

Net cash provided by operating activities of continuing operations	713,670	659,027	820,101	731,618
Net cash provided by operating activities of discontinued operations	—	—	—	14,090

Net cash provided by operating activities	713,670	659,027	820,101	745,708

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(1,097,727)	(589,772)	(1,978,305)	(1,271,564)
Liquidation of available-for-sale debt securities	454,408	227,940	1,440,155	1,054,222
Maturity of available-for-sale debt securities	391,148	42,756	452,762	95,196
Proceeds from the sale of marketable equity securities	—	5,765	858	10,000
Net change in funds held for payroll customers’ money market funds and other cash equivalents	152,688	15,218	98,213	(50,952)
Purchases of property and equipment	(36,402)	(11,539)	(89,308)	(59,451)
Proceeds from sale of property	—	2,692	22	3,026
Change in other assets	(1,556)	655	(8,260)	(5,724)
Net change in payroll customer fund deposits	(152,688)	(15,218)	(98,213)	50,952
Acquisitions of businesses and intangible assets, net of cash acquired	(1,212,719)	(2,977)	(1,274,712)	(36,858)
Deposit from acquirer of outsourced payroll assets	44,312	—	44,312	—

Net cash used in investing activities of continuing operations	(1,458,536)	(324,480)	(1,412,476)	(211,153)
Net cash provided by investing activities of discontinued operations	—	—	20,989	171,833

Net cash used in investing activities	(1,458,536)	(324,480)	(1,391,487)	(39,320)

Cash flows from financing activities:
Issuance of debt	997,777	—	997,777	—
Net proceeds from issuance of common stock under stock plans	26,731	69,995	150,928	217,546
Purchase of treasury stock	(301,378)	(285,004)	(506,751)	(779,985)
Excess tax benefit from share-based compensation plans	1,511	9,564	18,231	22,949
Debt issuance costs and other	(6,329)	(450)	(7,644)	(1,344)

Net cash provided by (used in) financing activities	718,312	(205,895)	652,541	(540,834)

Effect of exchange rates on cash and cash equivalents	4,799	1,611	3,817	3,573

Net increase (decrease) in cash and cash equivalents	(21,755)	130,263	84,972	169,127
Cash and cash equivalents at beginning of period	286,328	122,706	179,601	83,842

Cash and cash equivalents at end of period	$264,573	$252,969	$264,573	$252,969

Table E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending July 31, 2007
Revenue	$405,000	$418,000	$—		$405,000	$418,000
Diluted loss per share	$(0.12)	$(0.10)	$0.05	[a]	$(0.07)	$(0.05)

Twelve Months Ending July 31, 2007
Revenue	$2,685,000	$2,700,000	$—		$2,685,000	$2,700,000
Operating income	$600,000	$611,000	$140,000	[b]	$740,000	$751,000
Operating margin	22%	23%	5%	[b]	27%	28%
Diluted earnings per share	$1.15	$1.17	$0.23	[c]	$1.38	$1.40
Shares	355,000	357,000			355,000	357,000

See “About Non-GAAP Financial Measures” immediately preceding Table B for more information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $22 million; amortization of purchased intangible assets of approximately $14 million; and acquisition-related charges of approximately $10 million; an adjustment for an expected pre-tax gain on the sale of certain assets related to our Complete Payroll and Premier Payroll Service businesses of approximately $14 million; and income taxes related to these adjustments.

[b]	Reflects estimated adjustments for share-based compensation expense of approximately $80 million; amortization of purchased intangible assets of approximately $34 million; and acquisition-related charges of approximately $26 million.

[c]	Reflects the estimated adjustments in item [b]; an adjustment for net gains on marketable equity securities and other investments of approximately $2 million; an adjustment for an expected pre-tax gain on the sale of certain assets related to our Complete Payroll and Premier Payroll Service businesses of approximately $14 million; an adjustment for net loss from discontinued operations of $1 million; and income taxes related to these adjustments.